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                                                                    Exhibit 10.1

     SEPARATION AGREEMENT, dated as of July 31, 2001 (the "Agreement"), by and among Remington Arms Company, Inc., a Delaware corporation (the "Company"), RACI Holding, Inc., a Delaware corporation and parent of the Company ("Holding"), and Arthur W. Wheaton ("Executive").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Company and Executive entered into an Employment Agreement, dated as of September 1, 1998 (the "Employment Agreement");

     WHEREAS, pursuant to the Employment Agreement, Executive is currently employed as Vice President, General Manager - Worldwide Sales;

     WHEREAS, Executive has previously been granted options (collectively, the "Options") to purchase a total of 3,860 shares of class A common stock of Holding pursuant to various Management Stock Option Agreements between Holding and Executive (the "Option Agreements");

     WHEREAS, Executive has previously been granted a total of 2,046 deferred shares of the common stock of Holding (collectively, "Deferred Shares") pursuant to various Matching Deferred Share Award Agreements and Stock Purchase Right Deferred Share Award Agreements between Holding and Executive (collectively, "Deferred Share Agreements");

     WHEREAS, Executive and the Company have determined that it would be in each of their respective best interests for Executive's employment with the Company to terminate;

     WHEREAS, pursuant to the Employment Agreement, Executive has agreed to be bound by certain covenants and restrictions concerning noncompetition, nondisclosure and nonsolicitation following any termination of his employment;

     WHEREAS, Holding, the Company and Executive wish to agree upon the consequences of the termination Executive's employment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, Holding, the Company and Executive hereby agree as follows:

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

     1.  Certain Definitions.  For purposes of this Agreement, all capitalized
         -------------------
terms used herein without definition shall have the respective meanings assigned to such terms in the Employment Agreement.

     2.  Termination of Employment.  Effective as of July 31, 2001 (the
         -------------------------
"Termination Date"), Executive's employment with the Company is hereby terminated and Executive hereby resigns from his position as Vice President, General Manager - Worldwide Sales and from each other position he then holds with the Company or any of its direct or indirect subsidiaries or affiliates. Such termination of Executive's employment and resignation is hereinafter referred to as "Executive's Termination".

     3.  Consequences of Executive's Termination Under Certain Agreements.
         ----------------------------------------------------------------

     (a)  In General.  Holding, the Company and Executive each hereby
          ----------
acknowledges and agrees that, for purposes of the Employment Agreement, the Option Agreements and the Deferred Share Agreements, Executive's Termination is and will be treated solely as a termination by the Company Without Cause.

     (b)  Employment Agreement.  Effective on the Termination Date, the
          --------------------
Employment Period shall expire and, pursuant to Section 7(f)(i) of the Employment Agreement and in consideration of the Executive's execution of this Agreement and the General Release of All Claims attached hereto as Exhibit A (the "Release"), the Company shall pay to the Executive (i) continued payment,
                                                         -
following the Termination Date, of installments of the Base Salary for the period commencing on the Termination Date and ending on the first anniversary of the Termination Date, such continued payments to be made in accordance with the Company's regular payroll practices, (ii) a lump sum payment of Two Hundred Thousand and 00/100 Dollars ($200,000.00), payable on the eighth day after the Termination Date, (iii) at the time annual bonuses for services rendered in
                   ---
calendar year 2001 are paid to senior executives of the Company, payment of an amount equal to the product of (x) the annual incentive compensation bonus that
                                -
would have been payable to Executive pursuant to the terms of the Employment Agreement if (A) Executive's employment with the Company had continued until
              -
December 31, 2001 and (B) the Executive had achieved (but not exceeded) the
                       -
target performance objectives applicable under the Employment Agreement for calendar year 2001, multiplied by (y) a fraction, the numerator of which is
                                   -
equal to the number of days in the period from January 1, 2001 to the Termination Date and the denominator of which is 365, and (iv) payment of any
                                                           --
benefits payable to Executive under any applicable employee benefit plan, policy or practice of the Company in which Executive was a participant on or prior to the Termination Date, such payments to be made in accordance with the generally applicable provisions of such plans, policies and practices. Notwithstanding the foregoing, Executive acknowledges that in lieu of offsetting the amounts payable pursuant to this paragraph, Executive waives any rights he may have under any plan, policy or practice providing for severance or termination benefits or annual incentive compensation.

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     Executive understands and agrees that his receipt of the payments set forth in this Section 3(b) are conditioned on Executive's execution and delivery of the Release, and performance of all of his duties hereunder and in the event of his material breach of any of his duties and obligations, his failure to execute and deliver the Release by the end of the 21/st/ day after the execution and delivery of this Agreement or his revocation of the Release, the Company shall have the right to cease any further payments under this Section 3(b).

     Effective as of the Termination Date, the Employment Agreement will terminate in its entirety without any further liability or obligation on the part of the Company or any of its subsidiaries or affiliates or Executive thereunder, except that the provisions of Sections 8, 9, 10, 11, 12, 13, 14 and 17, all of which provisions are incorporated herein by reference, shall survive Executive's Termination and thereafter shall remain in full force and effect. Notwithstanding the foregoing, the provisions of Section 19(h) of the Employment Agreement relating to the survival of Section 7(f) of the Employment Agreement will terminate effective as of the Termination Date and will not be incorporated herein by reference.

     (c)  Options.  Holding, the Company and Executive each hereby acknowledges
          -------
and agrees that as of the Termination Date, (i) Executive holds an aggregate of 3,860 Options, (ii) 3,155 Options are vested or exercisable (the "Vested Options"), and (iii) 705 Options are not and will not become vested or
                ---
exercisable (the "Unvested Options"). Pursuant to the terms of the Option Agreements, all of the Unvested Options will be canceled and forfeited on and as of the Termination Date without the payment of any consideration or amount in respect thereof. Holding, the Company and Executive agree that, notwithstanding any provisions of the Option Agreements to the contrary, the Vested Options will be canceled and forfeited on and as of the Termination Date.

     (d)  Purchase of Deferred Shares.  Pursuant to the terms of the Deferred
          ---------------------------
Share Agreements, Executive is entitled to one share of common stock of Holding in settlement of each share of Deferred Shares that he holds as of the Termination Date. Holding, the Company and Executive each hereby acknowledges and agrees that as of the Termination Date, Executive is entitled to 2,046 shares of common stock of Holding in settlement of each share of Deferred Shares that he holds. The parties agree that, in lieu of shares of common stock of Holding, Holding will pay to Executive $180 for each Deferred Share that Executive holds as of the Termination Date. Contemporaneously with the execution and delivery of this Agreement, Executive and Holding agree to execute a Deferred Share Repurchase and Option Cancellation Agreement with respect to the purchase of the Deferred Shares.

     4.  Executive's Release of Claims.  In consideration of the payments
         -----------------------------
provided for in Section 3(b) above and in accordance with Section 7(f) of the Employment Agreement, Executive hereby agrees to execute and deliver to the Company on the Termination Date the Release.

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     5.  Entire Agreement; Related Documents.  This Agreement (including Exhibit
         -----------------------------------
A hereto) together with the Deferred Share Repurchase and Option Cancellation Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, the Employment Agreement, the Option Agreements, the Deferred Share Agreements and any other agreements made to or with Executive by any other person or entity) are merged herein and superseded hereby.

     6.  Miscellaneous.
         -------------

     (a)  Binding Effect; Assignment.  This Agreement shall be binding on and
          --------------------------
inure to the benefit of Holding, the Company and their respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto. Each of Holding and the Company may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (whether by purchase, merger, consolidation or otherwise).

     (b)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Delaware.

     (c)  Taxes.  The Company may withhold from any payments made under this
          -----
Agreement all federal, state, city or other applicable taxes as shall be required by law.

     (d)  Amendments.  No provision of this Agreement may be modified, waived or
          ----------
discharged unless such modification, waiver or discharge is approved by the Board of Directors of the Company and is agreed to in writing by Executive. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

     (e)  Severability.  In the event that any one or more of the provisions of
          ------------
this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     (f)  Notices.  Any notice or other communication required or permitted to
          -------
be delivered under this Agreement shall be (i) in writing, (ii) delivered
                                            -               --
personally, by courier service or by certified or registered mail, first-class postage prepaid and return

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receipt requested, (iii) deemed to have been received on the date of delivery or
                    ---
on the third business day after the mailing thereof, provided that the party
                                                     --------
giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent, and (iv) addressed as follows (or to
                                                --
such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          (A)  if to the Company, to it at:

               c/o Remington Arms Company, Inc.
               Post Office Box 700
               Madison, North Carolina 27025
               Attention:  General Counsel

          (B)  if to Holding, to it at:

               RACI Holding, Inc.
               C/o Remington Arms Company, Inc.
               870 Remington Drive
               Madison, North Carolina 27025

(B) if to Executive, to him at the address set forth on the signature page hereof.

Copies of any notices or other communications given under this Agreement shall also be given to:

               Clayton, Dubilier & Rice, Inc.
               375 Park Avenue
               New York, New York  10152
               Attention:  Mr. Donald J. Gogel
               ---------

                         and

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Attention:  Franci J. Blassberg, Esq.
               ---------

     (g)  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original and all of which together shall constitute one and the same instrument.

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

     (h)  Headings.  The section and other headings contained in this Agreement
          --------
are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

     IN WITNESS WHEREOF, the Company and Holding have duly executed this Agreement by their authorized representatives and Executive has hereunto set his hand, in each case effective as of the date first above written.

                              REMINGTON ARMS COMPANY, INC.

                              By:
                                Name:__________________________
                                Title:

                              RACI HOLDING, INC.

                              By:
                                Name:___________________________
                                Title:


                              __________________________________
                              Arthur W. Wheaton
                              Address:

     The undersigned hereby consents to the terms of Section 3(c) above.

                              CLAYTON & DUBILIER PRIVATE
                              EQUITY FUND IV LIMITED
                              PARTNERSHIP

                              By Clayton & Dubilier Associates IV Limited
                              Partnership, its General Partner

                              By:  ______________________________
                                   Michael Babiarz
                                   Title:_________________________

                                   EXHIBIT A
                                   ---------
                         GENERAL RELEASE OF ALL CLAIMS
                         -----------------------------

     WHEREAS, I, Arthur Wheaton, was terminated from my employment with Remington Arms Company, Inc. and each and every subsidiary and affiliate thereof (hereinafter the "Company" as defined below) on July 31, 2001; and

     WHEREAS, Company has agreed to provide me with certain post-employment benefits to which I would not have otherwise been entitled; and

     WHEREAS, I, Arthur Wheaton, acknowledge that I have been provided all monies owed through the date I sign this Agreement and that the Company has satisfied all obligations to me arising out of or relating to my employment with the Company or separation from such employment through the date I sign this Agreement; and

     NOW, THEREFORE, in consideration of the promises set forth herein, I, Arthur Wheaton, on behalf of myself, my agents, representatives, administrators, receivers, trustees, executives, successors, heirs, designees, legal representatives, assignees and attorneys hereby irrevocably and forever release and discharge Company (defined herein to include Remington Arms Company, Inc., and all affiliated or related companies, parents, divisions, or subsidiaries, whether said entities are incorporated, unincorporated associations or partnerships and their owners, shareholders, officers, directors, agents, attorneys, partners, employees, successors and assigns) from any and all claims, demands, actions or causes of action, of any kind or nature, past or present, known or unknown, arising out of, or in any way connected with, my employment or my separation from employment, including but not limited to any claims or demands for the following: wrongful discharge; breach of an implied or expressed employment contract; negligent or intentional infliction of emotional stress; defamation; fraud; discrimination and/or harassment based on age, sex, race, religion, national origin, sexual orientation, physical or mental disability, or medical condition; violation of any section of the AIDS Confidentiality Act, the Equal Employment for Persons with Disabilities Code, the Age Discrimination Act, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, or any other federal, state or local laws or regulations; unpaid wages, salary, overtime compensation, bonuses, commissions, or other compensation of any sort; for damages of any nature, including compensatory, general, special or punitive; or for costs, fees or other expenses, including attorneys' fees, incurred regarding these matters.

     FURTHER, in consideration of said promises and as a further consideration for this Separation Agreement, I, Arthur Wheaton, understand, agree, represent and warrant as follows:

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     1.   That this is a full and final release applying to all unknown and unanticipated injuries, claims, or damages arising out of said employment, as well as to those now known or disclosed and that I, Arthur Wheaton, voluntarily waive all rights or benefits which I now have, with the express intention of releasing and extinguishing unknown or unsuspected obligations, and I warrant that I am currently unaware of any claim(s), rights(s), demands(s), or debt(s), actions(s), obligations(s), liability or causes(s) of action whatsoever against the Company which I have not released pursuant to this Agreement.

     2. That I, Arthur Wheaton, recognize that the Company asserts that it shall suffer great embarrassment and substantial economic damage from any publicity or any oral or written publication whatsoever relating to the circumstances of my termination of employment and this settlement, including but not limited to: (a) the fact of this Agreement; (b) the specific amount or general range of the consideration set forth in the Agreement; (c) the negotiations for this Agreement; (d) any terms of this Agreement; and (e) any facts regarding the period of employment with Company, except dates and compensation, (hereinafter collectively referred to as the "Confidential Information"). Accordingly, I, Arthur Wheaton, warrant and represent that neither I nor anyone acting on my behalf (including without limitation my tax or financial advisors) has initiated or caused to be initiated any publicity or any oral or written communication whatsoever, whether initiated or responsive, concerning the Confidential Information; and shall forever hold confidential and
                                             -----------------------------------
not make public to anyone, whether by oral or written communications or
-------------------------
otherwise said Confidential Information except only: (i) to the extent as may be absolutely necessary to accomplish the filing of my income tax returns; (ii) to the extent as may be absolutely necessary to enforce the terms of this Agreement; or (iii) to the extent as may be specifically compelled by judicial process.

     3. That, I, Arthur Wheaton, have had the opportunity to consult with a representative of my own choosing with respect to this Release; that I have read this Release; that I am fully aware of its contents and of its legal effect; and I freely and voluntarily entered into it.

     4. That, I, Arthur Wheaton, will not file or bring any claims, charges, complaints, or other actions against Company arising out of or based upon the circumstances of my employment or my separation from employment, except as otherwise permitted by law.

     5. That, I, Arthur Wheaton, warrant that except as expressly set forth herein, no representations of any kind or character have been made to me by the Company or any of the Company's agents, representatives, employees or attorneys (or anyone else purporting to act in any such capacities) to induce me to execute this Separation Agreement and General Release of All Claims.

     6. That, I, Arthur Wheaton, acknowledge and agree that this Separation Agreement and General Release of All Claims and the consideration given hereunder is not to be construed as an admission by the Company or as an admission of any act or fact whatsoever.

     7. The consideration set forth in the Agreement exceeds any amount and/or consideration to which I would otherwise be entitled under the Company's standard operating policies, practices, or as required by law. All amounts to which I would be entitled under the Company's policies, practices and/or as required by law have been tendered to me and are hereby acknowledged. Therefore, said consideration is not paid as wages or other compensation due, but is paid solely in consideration of this Release and the Confidentiality provisions set forth herein.

     8.   Compliance With Older Workers Benefit Protection Act.

     In compliance with the Older Workers Benefit Protection Act (P.L. 101-433), the Company and Arthur Wheaton do hereby acknowledge as follows:

     (a) That, I, Arthur Wheaton, acknowledge that this Agreement specifically applies to any rights or claims I may have against the Company or any party released herein under the federal Age Discrimination in Employment Act of 1967, as amended;

     (b) The Agreement does not purport to waive rights or claims that may arise from acts or events occurring after the date that this Agreement is executed by the parties;

     (c) That, I, Arthur Wheaton, acknowledge that the consideration provided for in this Agreement and the provisions of this paragraph are in addition to that to which I am already entitled;

     (d) That, I, Arthur Wheaton, understand that this Agreement shall be revocable for a seven (7) day period following execution of this Agreement by me. Accordingly, this Agreement shall not become effective or enforceable until the expiration of this seven (7) day revocation period.

     (e) That, I, Arthur Wheaton, acknowledge that I have been advised of my right to consult with an attorney, and have in fact consulted with an attorney, prior to signing this Agreement and have been given a period of twenty-one (21) days within which to consider whether to sign this Agreement.

     9. This release is made in the State of New York and shall be interpreted under the laws of said State. Its language shall be construed as a whole, according to its fair meaning and not strictly for or against either party.

     10. In the event that it shall be necessary for any party hereto to institute legal action to enforce any of the terms and conditions or provisions contained herein, or for any breach thereof, the prevailing party in such action shall be entitled to costs and reasonable attorneys' fees.

     PLEASE READ CAREFULLY, THIS RELEASE INCLUDES A WAIVER AND A SETTLEMENT OF ALL KNOWN AND UNKNOWN CLAIMS.

    DATED:____________, 2001             ARTHUR WHEATON

                                         __________________________________
                                         Address:__________________________
                                                 __________________________

    DATED:____________, 2001             REMINGTON ARMS COMPANY, INC.

                                         By:_______________________________
                                         Title:____________________________